As filed with the Securities and Exchange Commission on August 26, 2022
 Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SUPERCOM LTD.
(Exact name of Registrant as specified in its charter)

Israel	3674	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

3 Rothschild Street
Tel Aviv, 6688106, Israel
+972-9-8890850 (phone); +972-9-8890820 (fax)
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

SuperCom, Inc.
 160 Franklin Street, Suite 310
Oakland, CA 94607
 (510) 505-2600 (phone)
(510) 505-2601 (fax)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Sasha Ablovatskiy, Esq.
Jonathan Shechter, Esq.
Foley Shechter Ablovatskiy LLP
1180 Avenue of the Americas, 8th Fl.
New York, New York 10036
Telephone: (212) 335-0466

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ⌧

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED AUGUST 26, 2022

SUPERCOM LTD.

5,648,689 Ordinary Shares

This prospectus relates to the resale from time to time of up to 5,648,689 ordinary shares (the “Shares”), par value NIS 0.25 per share (the “ordinary shares”), issuable upon the exercise of outstanding warrants (the “Private Warrants”) held by the selling stockholder named herein (the “Selling Stockholder”).

The Selling Stockholder may offer the Shares from time to time directly or through underwriters, broker or dealers and in one or more public or private transactions at market prices prevailing at the time of sale, at fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices, as further described herein. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. If the Shares are sold through underwriters, broker-dealers or agents, the Selling Stockholder or purchasers of the Shares will be responsible for underwriting discounts or commissions or agents’ commissions. The timing and amount of any sale is within the sole discretion of the Selling Stockholder.

We are not selling any ordinary shares and will not receive any proceeds from the sale of the Shares by the Selling Stockholder under this prospectus. Upon the exercise of the Private Warrants for all 5,648,689 of our ordinary shares by payment of cash, however, we will receive aggregate gross proceeds of approximately $1.81 million.

Our ordinary shares are listed on The NASDAQ Capital Market under the symbol “SPCB.” On August 24, 2022, the last reported sale price of our ordinary shares on The Nasdaq Capital Market was $0.4223 per share.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find Additional Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read “Risk Factors” on page 3 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission, the Israeli Securities Authority nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2022

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the Selling Stockholder have authorized, and no underwriter is expected to authorize, anyone to provide you with information that is different. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. The Selling Stockholder is offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any of our securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The SuperCom design, logo and the mark “SuperCom” are the property of SuperCom. This prospectus contains additional trade names, trademarks and service marks of ours and of other companies. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read this prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” and our financial statements and notes thereto that are incorporated by reference in this prospectus. Unless otherwise indicated herein, the terms “SuperCom,” the “Company,” “we,” “us” “our” refer to SuperCom Ltd.

Our Company

Founded in 1988, we are a global provider of traditional and digital identity solutions, advanced IoT and connectivity solutions, and cyber security products and solutions, to governments and private and public organizations throughout the world.

We are comprised of three main Strategic Business Units (SBU): e-Gov, IoT and Connectivity, and Cyber Security:

e-Gov

Through our proprietary e-Government platforms and innovative solutions for traditional and biometrics enrollment, personalization, issuance and border control services, we have helped governments and national agencies design and issue secured multi-identification, or Multi-ID, documents and robust digital identity solutions to their citizens, visitors and Lands.

We have focused on expanding our activities in the traditional identification, or ID, and electronic identification, or e-Gov, market, including the design, development and marketing of identification technologies and solutions to governments in Europe, Asia, America and Africa using our e-Government platforms. Our activities include: (i) utilizing paper secured by different levels of security patterns (UV, holograms, etc.); and (ii) electronic identification secured by biometric data, principally in connection with the issuance of national Multi-ID documents (IDs, passports, driver’s licenses, vehicle permits, and visas, Secure Land Certificated) border control applications and Land Information System (LIS).

IoT and Connectivity

Our IoT products and solutions reliably identify, track and monitor people or objects in real time, enabling our customers to detect unauthorized movement of people, vehicles and other monitored objects. We provide all-in-one field proven IoT suite, accompanied with services specifically tailored to meet the requirements of an IoT solutions.  Our proprietary IoT suite of hybrid hardware, connectivity and software components are the foundation of these solutions and services. Our IoT division has primarily focused on growing the following markets: (i) public safety; (ii) healthcare and homecare; (iii) Smart Cities; (iv) Smart Campus and (iv) transportation.

During 2006, we identified the growing electronic tracking and monitoring vertical markets for public safety, real time healthcare and homecare, and transportation management. We have developed the PureRF Hybrid suit of wrist devices, connectivity, and controlling software, from 2012 we have developed the next generation IoT suite of devices, connectivity and Monitoring software; the PureSecurity Hybrid Suite of wrist band, tags, beacons, PureCom, Pure Monitors, PureTrack and other components.

On January 1, 2016 we acquired Leaders in Community Alternatives, Inc., or LCA. LCA is a California based, private criminal justice organization, providing community-based services and electronic monitoring programs to government agencies in the U.S. for more than 25 years. LCA offers a broad range of competitive solutions for governmental institutions across the U.S. in addressing realignment strategies and plans.

Connectivity

In 2016, as part of our strategy to enhance and broaden our IoT connectivity products and solutions offerings for public safety, enterprises, hospitality and smart cities markets, on May 18, 2016, we acquired Alvarion Technologies Ltd., or Alvarion. Alvarion designs solutions for carrier wi-fi, enterprise connectivity, smart city, smart hospitality, connected campuses and connected events that are both complete and heterogeneous to ensure ease-of-use and optimize operational efficiency. Carriers, local governments and hospitality sectors worldwide deploy Alvarion’s intelligent wi-fi networks to enhance productivity and performance, as well as its legacy backhaul services and products.

Cyber Security

During 2015, we identified the cyber security market as a very fast growing market where we believe that SuperCom has major advantages due to synergic technologies and shared customer base to our e-Gov, IoT and connectivity SBUs. In 2015, we acquired Prevision Ltd., or Prevision, a company with a strong presence in the market and a broad range of competitive and well-known cyber security services. During the first quarter of 2016, we acquired Safend Ltd, or Safend, an international provider of cutting edge endpoint data protection guarding against corporate data loss and theft through content discovery and inspection, encryption methodologies, and comprehensive device and port control. Safend maps sensitive information and controls data flow through email, web, external devices and additional channels.

Both acquisitions significantly expanded the breadth of our cyber security capabilities globally, while providing us with outstanding market and technological experts and over 3,000 customers in the United States, Europe, and Asia, and more than three million software license seats deployed by multinational enterprises, government agencies and small to mid-size companies around the globe, together with leading data and cyber security platforms and technologies.

Statements made in this Registration Statement on Form F-1 (this “Registration Statement”) concerning the contents of any contract, agreement or other document are summaries of such contracts, agreements or documents and are not complete descriptions of all their terms. If we filed any of these documents as an exhibit to this Registration Statement or to any previous filing with SEC, you may read the document itself for a complete recitation of its terms.

In this Registration Statement, unless otherwise specified or unless the context otherwise requires, all references to “$” or “dollars” are to U.S. dollars and all references to “NIS” are to New Israeli Shekels. Except as otherwise indicated, the financial statements of and information regarding SuperCom are presented in U.S. dollars in accordance with generally acceptable accounting principles in the United States (“U.S. GAAP”). The representative rate exchange rate between the NIS and the dollar as published by the Bank of Israel and effective on August 16, 2022, was NIS 3.2730 per $1.00.

Corporate Information

SuperCom Ltd. is a company organized under the laws of the State of Israel. Our principal executive offices are located at 3 Rothschild Street, Tel Aviv, Israel and our telephone number is +972 (9) 889-0850. Our web site address is http://www.supercom.com. The information on our web site does not constitute part of this prospectus. Our agent in the United States is SuperCom, Inc., and is located at 160 Franklin Street, Suite 310, Oakland, CA, 94607.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Except as set forth below, there have been no material changes in our risk factors since those published in our Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 4, 2022.1

Risks Related to This Offering

You may experience future dilution as a result of future equity offerings and other issuances of our ordinary shares or other securities. In addition, this offering and future equity offerings and other issuances of our ordinary shares or other securities may adversely affect the price of our ordinary shares.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into, or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional ordinary shares or securities convertible into ordinary shares in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of ordinary shares under our stock incentive programs. In addition, the sale of the Shares in this offering and any future sales of a substantial number of our ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of our ordinary shares. We cannot predict the effect, if any, that market sales of those shares of ordinary shares or the availability of those shares for sale will have on the market price of our ordinary shares.

Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our ordinary shares and penny stock trading.

In December 2021, we received a notice from the Listing Qualifications Department the Nasdaq Stock Market (“Nasdaq”), regarding the fact that the market price of our ordinary shares was below the $1.00 minimum bid price requirement for continued listing (the “Bid Price Rule”). There can be no assurance that we will be able to correct the Bid Price Rule deficiency, or that we will be able to continue to meet all of the other criteria necessary for Nasdaq to allow us to remain listed. If we fail to satisfy the applicable continued listing requirement and continue to be in non-compliance after notice and the applicable grace period ends (which is six months in the case of the Bid Price Rule, subject to an additional six-month extension which was granted to the Company on July 2022), Nasdaq may commence delisting procedures against our Company (during which we may have additional time of up to six months to appeal and correct our non-compliance).

If our ordinary shares are ultimately delisted from Nasdaq, our ordinary shares would likely then trade only in the over-the-counter market and the market liquidity of our ordinary shares could be adversely affected and their market price could decrease. If our ordinary shares were to trade on the over-the-counter market, selling our ordinary shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a reduced amount of news and analyst coverage for our Company; and a decreased ability to issue additional securities or obtain additional financing in the future. These factors could result in lower prices and larger spreads in the bid and ask prices for our ordinary shares and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for us.

In addition to the foregoing, if our ordinary shares are ultimately delisted from Nasdaq and they trade on the over-the-counter market, the application of the “penny stock” rules could adversely affect the market price of our ordinary shares and increase the transaction costs to sell those shares. The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. If our ordinary shares are ultimately delisted from Nasdaq and then trade on the over-the-counter market at a price of less than $5.00 per share, our ordinary shares would be considered a penny stock. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our ordinary shares and may affect the ability of investors to sell their shares, until our ordinary shares no longer are considered a penny stock.

Our share price may be volatile, which could prevent you from being able to sell your shares at or above your purchase price.

The market price of our ordinary shares has been and may continue to be subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including:

•	actual or anticipated variations in our quarterly operating results or those of our competitors;

•	announcements by us or our competitors of technological innovations or new and enhanced products;

•	developments or disputes concerning proprietary rights;

•	introduction and adoption of new industry standards;

•	changes in financial estimates by securities analysts;

•	market conditions or trends in our industry;

•	changes in the market valuations of our competitors;

•	announcements by us or our competitors of significant acquisitions;

•	entry into strategic partnerships or joint ventures by us or our competitors;

•	failing to meet in the financial projection or guidance;

•	actual and anticipated market volatility due to the COVID-19;

•	political and economic conditions, such as a recession or interest rate or currency rate fluctuations or political events;

•	other events or factors in any of the countries in which we do business, including those resulting from war, incidents of terrorism, natural disasters or responses to such event;

•	market conditions for cybersecurity stocks in general; and

•	general economic and market conditions.

The stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our ordinary shares and could subject us to securities class action litigation.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our ordinary shares will depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. There can be no assurance that analysts will cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Provisions in our corporate charter documents could make an acquisition of our Company, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our corporate charter documents may discourage, delay or prevent a merger, acquisition or other change in control of our Company that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your ordinary shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our ordinary shares, thereby depressing the market price of our ordinary shares. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Among other things, these provisions provide that:

•	the authorized number of directors can be changed only by resolution of our board of directors;

•	our Articles of Association may be amended or repealed by our stockholders;

•	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of our ordinary shares outstanding will be able to elect all of our directors; and

•	our stockholders must comply with advance notice provisions applicable required under the laws of Israel to bring business before or nominate directors for election at a stockholder meeting.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may include forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “intends,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “could,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	our ability to manage our growth profitably, our business, financial results and stock price could suffer;

•	purchase price allocation in connection with our acquisition of Safend, Alvarion and Prevision requires estimates, which may be subject to change in the future;

•	our dependence on orders from large customers for a substantial portion of our revenues;

•	the impact of other companies and technologies that compete with us within our industry;

•	any acquisitions that we have completed, or may complete in the future, may not perform as planned and could disrupt our business and harm our financial condition and operations;

•	our ability to generate sufficient cash from operations and potential need to obtain additional financing or reduce our level of expenditure;

•	changing technology, requirements, standards and products in the market of our products;

•	our ability to enter into contracts with governments, as well as state and local governmental agencies and municipalities;

•	our dependence on third-party representatives, resellers and distributors could result in marketing and distribution delays;

•	if our technology and solutions cease to be adopted and used by government and public and private organizations;

•	our ability to develop and sustain our position as a provider of e-Gov, IoT and Connectivity, and Cyber Security, solutions and services and earn high margins from our technology;

•	our operating results may be adversely affected by unfavorable economic and market conditions and the uncertain geopolitical environment;

•	our efforts to expand our international operations and maintain or increase our future international sales;

•	our exposure to risks in operating in foreign markets;

•	fluctuation in our financial and operating results;

•	our reliance on third party technologies and components for the development of some of our products;

•	delays in deliveries from our suppliers, defects in goods or components supplied by our vendors, or delays in projects that are performed by our subcontractors;

•	significant differences between forecasted demands and actual orders received;

•	breaches of network or information technology security, natural disasters or terrorist attacks;

•	ability by third parties to obtain access to our proprietary information or could independently develop similar technologies;

•	assertion by third parties that we are infringing their intellectual property rights, and IP litigation;

•	our reliance on the services of certain of our executive officers and key personnel;

•	our ability to attract, hire and retain qualified technical personnel;

•	our products being subject to government regulation of radio frequency technology;

•	war, terrorism, other acts of violence or natural or man-made disasters, including a global pandemic;

•	the impact of COVID-19 pandemic on the global economy;

•	the impact of the political and security situation in Israel and in the U.S. on our business.

•	impact of inflation and currency fluctuations;

•	impact of the obligation of our management or key personnel to perform military service in Israel;

•	our ability to enforce covenants not-to-compete under current Israeli law; and

•	our company being subject to claims for remuneration or royalties for assigned service invention rights by our employees.

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not assume an obligation to or intend to update or revise any forward-looking statements. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We caution you not to give undue weight to such projections, assumptions and estimates.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. However, to the extent that the Private Warrants (as defined herein under “Selling Stockholder”) are exercised for cash, we will receive proceeds up to an aggregate of $1.81 million. We intend to use any cash proceeds received from exercise of the Private Warrants for working capital, acquisitions, debt servicing and other general corporate purposes.

DIVIDEND POLICY

We have never declared or paid cash dividends on our ordinary shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

SELLING STOCKHOLDER

Registered Direct Public Offering

We entered into a Securities Purchase Agreement, dated February 25, 2022 (the “Purchase Agreement”), with Selling Stockholder pursuant to which we issued to the Selling Stockholder, in a registered direct public offering, an aggregate of 3,130,000 of our ordinary shares (“Original Shares”) and 4,401,585 pre-funded warrants to purchase ordinary shares (the “Registered Pre-Funded Warrants”) with an exercise price of $0.00001 per share, which such Registered Pre-Funded Warrants were to be issued in lieu of Original Shares to ensure that the Selling Stockholder does not exceed certain beneficial ownership limitations (collectively, the “Registered Offering”). The negotiated combined purchase price for one Original Share and one Original Private Warrants (as defined below) to purchase 0.75 ordinary shares was $0.6174 and the combined purchase price for one Registered Pre-Funded Warrant and one Original Private Warrants was $0.61739. The Registered Pre-Funded Warrants have an exercise price of $0.00001 per share. The Registered Pre-Funded Warrants are immediately exercisable and may be exercised at any time after their original issuance until the Registered Pre-Funded Warrants are exercised in full. The Original Shares and Registered Pre-Funded Warrants (and the ordinary shares issuable upon the exercise of the Registered Pre-Funded Warrants) were offered us pursuant to our currently effective shelf Registration Statement on Form F-3 (File No. 333-261442), which was declared effective by the SEC on December 27, 2021, and related prospectus supplement for the Registered Offering, which was filed with the SEC on February 28, 2022. The Registered Offering was completed on March 1, 2022 (the “Closing Date”), and the Selling Stockholder subsequently exercised the Registered Pre-Funded Warrants in full.

In a concurrent private placement, we also issued to the Selling Stockholder warrants to purchase an aggregate of 5,648,689 of our ordinary shares at an exercise price of $0.70 per share (the “Original Private Warrants” and together with the Registered Pre-Funded Warrants, the “Warrants). The Original Private Warrants were originally exercisable beginning on the six-month anniversary of the Closing Date and were to expire five years and six months following the Closing Date. If after the six month anniversary of the issuance date there was no effective registration statement registering the resale of the ordinary shares issuable upon exercise of the Original Private Warrants then the Original Private Warrants would have been also exercisable on a cashless basis. The exercise price of the Original Private Warrants and the ordinary shares issuable upon the exercise of the Original Private Warrants (the “Original Warrant Shares”) were subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, or reorganization, as described in the Original Private Warrants. The Original Private Warrants and the ordinary shares issuable upon exercise of such warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

Pursuant to the Registration Rights Agreement, dated as of February 25, 2022 (the “Registration Rights Agreement”), that we entered into with the Selling Stockholder, we agreed to file a registration statement (the “Original Registration Statement”) to register the resale of the Original Warrant Shares within 90 days of the date of the Purchase Agreement and to obtain effectiveness of the Original Registration Statement within 150 days following the date of the Purchase Agreement (or 180 days in the event of a full review by the SEC). The Original Private Warrants and the Original Warrant Shares were registered pursuant to our Registration Statement on Form F-1 (File No. 333-265293), filed with the SEC under the Securities Act, which became effective on June 8, 2022, and the related prospectus dated June 8, 2022.

Pursuant to the terms of the Purchase Agreement, we agreed to certain restrictions on future stock offerings, including that, until 60 days following the Closing Date, we will not issue (or enter into any agreement to issue) any ordinary shares or Ordinary Shares Equivalents (as defined in the Purchase Agreement), subject to certain exceptions, and will not file any registration statements, subject to certain exceptions.

Maxim Group LLC acted as the sole placement agent (the “Placement Agent”) on a “best efforts” basis, in connection with the Registered Offering. The Placement Agent was paid a cash fee of 6% of the gross proceeds that we received in the Registered Offering and was reimbursed certain of its out-of-pocket expenses.

Warrants Modification

On July 27, 2022, we entered into a letter agreement (the “Agreement”) with the Selling Stockholder, which provides that, commencing immediately following the full execution of the Agreement and the delivery to the Selling Stockholder of a prospectus supplement relating to the impact of the Agreement on the Original Private Warrants and ending at 9:00 a.m. Eastern Time on July 27, 2022 (the “Modified Exercise Price Term”), the exercise price per share for the Original Private Warrants was lowered to $0.308 but only with respect to a cash exercise under Section 1(a) of the Original Private Warrants, and that the Original Private Warrants then became immediately exercisable during the Modified Exercise Price Term. In addition, we and the Selling Stockholder agreed that if and only if the Selling Stockholder exercises for cash all of the Original Private Warrants, as amended pursuant to the Agreement, during the Modified Exercise Price Term, generating gross proceeds of approximately $1.74 million to us, we will issue to the Selling Stockholder new private warrants (the “Private Warrants”) to purchase up to 100% of the number of our ordinary shares issued to the Selling Stockholder pursuant to the cash exercise of the Original Private Warrants during the Modified Exercise Price Term. As a result of the Selling Stockholder’s cash exercise of the Original Private Warrants in full, on or about July 27, 2022, we issued to the Selling Stockholder the Private Warrants to purchase up to 5,648,689 of our ordinary shares. The Private Warrants are exercisable at an exercise price per ordinary share of $0.32 commencing 60 days after the issuance date and will terminate on July 27, 2029.

The Private Warrants and the ordinary shares issuable upon exercise of the Private Warrants were not registered under the Securities Act, and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or and Rule 506(b) promulgated thereunder.

Pursuant to the terms of the Agreement, we agreed (i) to file a registration statement (the “Registration Statement”) to register the resale of the Shares underlying the Private Warrants within 60 days of the date of the Agreement and to obtain effectiveness of the Registration Statement within 120 days following the date of the Agreement, and (ii) that until 45 days following the date of the Agreement, we will not issue (or enter into any agreement to issue) any ordinary shares or Ordinary Shares Equivalents (as defined in the Agreement), subject to certain exceptions, and will not file any registration statements, subject to certain exceptions. Accordingly, we filed this registration statement of which this prospectus forms a part to register the Shares.

The Placement Agent acted as the exclusive warrant inducement agent and financial advisor to us in connection with the warrants modification transaction described above. We paid the Placement Agent an aggregate cash fee equal to 6.0% of the gross proceeds received by us.

The Private Warrants and the Shares underlying such warrants being offered by the Selling Stockholder are the Private Warrants previously issued to the Selling Stockholder as described above, and the Shares issuable to the Selling Stockholder upon exercise of the Private Warrants. We are registering the Shares issuable upon the exercise of the Private Warrants in order to permit the Selling Stockholder to offer such Shares for resale when and as it deems appropriate in the manner described in the “Plan of Distribution.” Except for the ownership of the Shares, the Private Warrants and the transactions described above, the Selling Stockholder has not had any material relationship with us within the past three years.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the Private Warrants and the ordinary shares by the Selling Stockholder. The second and third columns list the number of Shares and Private Warrants, respectively, beneficially owned by the Selling Stockholder, based on its ownership of the ordinary shares and Private Warrants, as of August 26, 2022, assuming exercise of all of the Private Warrants held by the Selling Stockholder on that date, without regard to any limitations on exercises.

The fourth column lists the Shares being offered by this prospectus by the Selling Stockholder.

In accordance with the terms of the Agreement with the Selling Stockholder, this prospectus generally covers the resale of the maximum number of Shares issuable upon the exercise of the Private Warrants, determined as if the outstanding Private Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Agreement, without regard to any limitations on the exercise of the Private Warrants. The fourth and fifth columns assume the sale of all of the Shares offered by the Selling Stockholder pursuant to this prospectus.

Under the terms of the Private Warrants, the Selling Stockholder may not exercise the Private Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of ordinary shares which would exceed 4.99% or 9.99%, as applicable, of our then outstanding ordinary shares following such exercise, excluding for purposes of such determination ordinary shares issuable upon exercise of such Private Warrants which have not been exercised. The number of Shares in the second, third and fourth columns do not reflect this limitation. The Selling Stockholder may sell all, some or none of their Shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Ordinary Shares Beneficially Owned Prior to Offering	Number of Warrants Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned after Offering	Percentage Ownership After Offering
Armistice Capital Master Fund Ltd.(1)	5,648,689(2)	5,648,689(2)	5,648,689	0	(2)

(1)
The securities are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, as the Selling Stockholder and may be deemed to be indirectly beneficially owned by (i) Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2)
Represents 5,648,689 shares underlying the Private Warrants being registered for resale hereby. The Private Warrants are subject to certain beneficial ownership limitations that prohibit the Master Fund from exercising any portion thereof if, following the exercise, the Master Fund’s ownership of our ordinary shares would exceed the relevant warrant’s ownership limitation of 4.99% or 9.99%.

PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker- dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Private Warrants or the Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that the Selling Stockholder will sell any or all of the Shares registered pursuant to the registration statement of which this prospectus forms a part.

We are not aware of any plans, arrangements or understandings between the Selling Stockholder and any other underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholder.

We will pay all expenses incident to the filing of this registration statement. These expenses include accounting and legal fees in connection with the preparation of the registration statement of which this prospectus form a part, legal and other fees in connection with the qualification of the sale of the shares under the laws of certain states (if any), registration and filing fees and other expenses.

MATERIAL CHANGES FROM FORM 20-F

None.

LEGAL MATTERS

The validity of the securities offered by this prospectus and other legal matters concerning this offering relating to Israeli law has been passed upon for us by S. Friedman & Co. Certain legal matters with respect to U.S. federal law and New York law in connection with this offering will be passed upon for us by Foley Shechter Ablovatskiy LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of Halperin Ilanit, Certified Public Accountant (Isr.), an independent registered public accounting firm.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement without charge at the public reference room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the Securities and Exchange Commission at prescribed rates from the public reference room of the Securities and Exchange Commission at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Securities and Exchange Commission electronically are publicly available through the Securities and Exchange Commission’s website at www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the Securities and Exchange Commission. You may also read all or any portion of the registration statement and certain other filings made with the Securities and Exchange Commission on our website at www.heatbio.com. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including Annual Reports on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	our Registration Statement on Form F-3, filed with the SEC on December 1, 2021;

•	our Registration Statement on Form F-1, filed with the SEC on May 27, 2022;

•	our Annual Report on Form 20-F for the fiscal year ended on December 31, 2021, filed with the SEC on April 4, 2022;

•
the description of our ordinary shares contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on September 12, 2013 under the Exchange Act and any amendment or report filed for the purpose of updating that description;

•	our Report on Form 6-K filed with the SEC on February 28, 2022;

•	our Report on Form 6-K filed with the SEC on March 3, 2022;

•	our Report on Form 6-K filed with the SEC on May 20, 2022; and

•	our Report on Form 6-K filed with the SEC on July 27, 2022.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F prior to the termination of the offering made by this prospectus. We may incorporate by reference into this prospectus, any Form 6-K meeting the requirements of Form F-1 which is submitted to the SEC after the date of this prospectus and before the date of termination of this offering. Any such Form 6-K which we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to

SuperCom Ltd.
3 Rothschild Street
Tel-Aviv, Israel
Attn: Ordan Trabelsi, Chief Executive Officer
telephone number +972 (9) 889-0850

You may also obtain information about us by visiting our website at www.supercom.com. Information contained in our website is not part of this prospectus.

As a foreign private issuer, we are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and other provisions in Section 16 of the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•
the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•
the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

•	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed SuperCom, Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Exculpation, Insurance and Indemnification of Directors and Officers

Exculpation of Office Holders

Under the Israeli Companies Law (“Companies Law”), an Israeli company may not exculpate an office holder from liability for breach of his duty of loyalty, but may exculpate in advance an office holder from liability to the company, in whole or in part, for a breach of his duty of care, provided the articles of association of the company allow it to do so. Our Articles of Association allow us to exculpate our office holders from liability towards us for breach of duty of care to the maximum extent permitted by law.

Office Holder Insurance

Our Articles of Association provide that, subject to the provisions of the Companies Law, we may enter into a contract for the insurance of the liability of any of our office holders for any act done by him or her by virtue of being an office holder, in respect of any of the following:

•	a breach of duty of care towards us or any other person;

•	a breach of fiduciary obligations towards us, provided that the office holder acted in good faith and had reasonable grounds to assume that his or her act would not be to our detriment;

•	a financial liability imposed on him or her in favor of another person; or

•	any other event for which insurance of an office holder is or may be permitted.

Indemnification of Office Holders

Our Articles of Association provide that we may indemnify an office holder for the following cases of liability and expenses incurred by him or her as a result of an act done by him or her by virtue of being an office holder:

•
financial liability imposed upon said office holder in favor of another person by virtue of a decision by a court of law, including a decision by way of settlement or a decision in arbitration which has been confirmed by a court of law;

•	reasonable expenses of the proceedings, including lawyers’ fees, expended by the office holder or imposed on him by the court for:

(1)	proceedings issued against him by or on behalf of our company or by a third party;

(2)	criminal proceedings in which the office holder was acquitted;

(3)	criminal proceedings in which he was convicted in an offense, which did not require proof of criminal intent; or

(4)	any other liability or expense for which the indemnification of an officer holder is not precluded by law.

We have obtained directors’ and officers’ liability insurance for the benefit of our office holders. In addition, we have granted indemnification letters to our office holders.

Limitations on Exculpation, Insurance and Indemnification

The Companies Law provides that a company may not exculpate or indemnify an office holder, or enter into an insurance contract, which would provide coverage for any monetary liability incurred as a result of any of the following:

•
a breach by the office holder of his or her duty of loyalty towards the company unless, with respect to insurance coverage, the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach by the office holder of his or her duty of care if the breach was done intentionally or recklessly;

•	any act or omission done with the intent to derive an illegal personal benefit; or

•	any fine levied against the office holder.

Required Approvals

In addition, under the Companies Law, any exculpation of, indemnification of, or procurement of insurance coverage for, our office holders must be approved by our audit committee and our board of directors and, if the beneficiary is a director, an additional approval by our shareholders is required.

Item 7. Recent Sales of Unregistered Securities.

The following information sets forth certain information with respect to all unregistered securities which we have sold during the last three years:

During the fiscal year ended December 31, 2019, we issued 348,132 warrants to purchase our ordinary shares at an exercise price of $0.76 per share. During the fiscal year ended December 31, 2020 and 2021, we issued 2.38 shares and 2.38 million warrants to purchase our ordinary shares at an exercise price of $1.7 per share for gross proceeds of approximately $3.2 million. The warrants are exercisable until July 2025.

During the fiscal years ended December 31, 2019, 2020 and 2021, we issued an aggregate of 87,991, 1,414,517 and 8,240,627 of our ordinary shares to certain warrants and options holders, certain of our noteholders, employees, consultants and vendors in exchange of promissory notes principals and cash exercise proceeds in an aggregate amount of approximately $20,000, $1,356,000 and $7,601,000.

On March 1, 2022, we issued to the Selling Stockholder Original Private Warrants to purchase an aggregate of 5,648,689 of our ordinary shares at an exercise price of $0.70 per share. The Private Warrants were exercisable beginning on the six-month anniversary of the closing date and would have expired five years and six months following the Closing Date.

On July 27, 2022, we issued to the Selling Stockholder Private Warrants to purchase an aggregate of 5,648,689 of our ordinary shares at an exercise price of $0.32 per share. The Private Warrants are exercisable commencing 60 days after July 27, 2022 and will terminate on July 27, 2029.

We claimed exemption from registration under the Securities Act for the sale and issuance of securities in the transactions described above by virtue of Sections 4(a)(2) and/or Regulation D promulgated thereunder as transactions not involving any public offering. All of the purchasers of unregistered securities for which we relied on Section 4(a)(2) and/or Regulation D represented that they were accredited investors as defined under the Securities Act. We claimed such exemption on the basis that (i) the purchasers in each case represented that they intended to acquire the securities for investment only and not with a view to the distribution thereof and that they either received adequate information about the registrant or had access, through employment or other relationships, to such information and (ii) appropriate legends were affixed to the share or warrant certificates issued in such transactions.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are being filed with this Registration Statement:

Exhibit	Description
3.1	Memorandum of Association of the Company (1)
3.2	Articles of Association of the Company (2)
3.3	Amended Articles of Association of the Company (3)
4.1	Form of Stock Certificate representing ordinary shares (4)
4.2	Prefunded Registered Pre-Funded Warrant, dated March 1, 2022 (5)
4.3	Form of Private Warrant, dated March 1, 2022 (6)
4.4	Letter Agreement, by and between Armistice Capital Master Fund Ltd. and the Company, dated as of July 27, 2022 (7)
4.5	Form of New Warrant, dated July 27, 2022 (8)
5.1*	Opinion of S. Friedman & Co, Israeli legal counsel to the registrant, re legality (including consent).
10.1†	The SuperCom Ltd. 2003 Israeli Share Option Plan (9)
10.2†	The SuperCom Ltd. 2007 U.S. Stock Option Plan (10)
10.3†	Form of Indemnification Letter (Statement of Exemption and Indemnification) (11)
10.4	Securities Purchase Agreement, by and between Armistice Capital Master Fund Ltd. and the Company, dated February 25, 2022 (12)
10.5	Registration Rights Agreement, by and between Armistice Capital Master Fund Ltd. and the Company, dated February 25, 2022 (13)
10.6	Placement Agent Agreement, by and between Maxim Group LLC and the Company, dated February 25, 2022 (14)
14.1	Code of Ethics (15)
21.1	List of Subsidiaries (16)
23.1*	Consent of Halperin Ilanit CPA, independent registered public accounting firm.
23.2*	Consent of S. Freidman &Co, Israeli legal counsel to the registrant (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to this Registration Statement).
107*	Filing Fee Table
________________________

*	Filed herewith.
†	Management contract or compensatory plan or arrangement.
(1)	Filed as Exhibit 1.1 to the Company’s Registration Statement on Form F-1 (Registration No. 333-189910), filed with the SEC on July 3, 2013, and incorporated herein by reference.
(2)	Filed as Exhibit 2 to the Company’s Report on Form 6-K, filed with the SEC on August 22, 2013, and incorporated herein by reference.
(3)	Filed as Exhibit 1.3 to the Company’s Annual Report on Form 20-F, filed with the SEC on April 4, 2022, and incorporated herein by reference.
(4)	Filed as Exhibit 2.1 to the Company’s Registration Statement on Form F-1 (Registration No. 333-189810), filed with the SEC on July 3, 2013, and incorporated herein by reference.
(5)	Filed as Exhibit 4.1 to the Company’s Report on Form 6-K, filed with the SEC on February 28, 2022, and incorporated herein by reference.
(6)	Filed as Exhibit 4.2 to the Company’s Report on Form 6-K, filed with the SEC on February 28, 2022, and incorporated herein by reference.
(7)	Filed as Exhibit 4.1 to the Company’s Report on Form 6-K, filed with the SEC on July 27, 2022, and incorporated herein by reference.
(8)	Filed as Exhibit 4.2 to the Company’s Report on Form 6-K, filed with the SEC on July 27, 2022, and incorporated herein by reference.
(9)	Filed as Exhibit 4.2(a) to the Company’s Annual Report on Form 20-F, filed with the SEC on May 9, 2012, and incorporated herein by reference.
(10)	Filed as Exhibit 4.2(b) to the Company’s Annual Report on Form 20-F, filed with the SEC on May 9, 2012, and incorporated herein by reference.
(11)	Filed as Exhibit 10.1 to the Company’s Registration Statement on Form F-1 (Registration No. 333-189810), filed with the SEC on July 3, 2013, and incorporated herein by reference.
(12)	Filed as Exhibit 10.1 to the Company’s Report on Form 6-K, filed with the SEC on February 28, 2022, and incorporated herein by reference.
(13)	Filed as Exhibit 10.2 to the Company’s Report on Form 6-K, filed with the SEC on February 28, 2022, and incorporated herein by reference.
(14)	Filed as Exhibit 10.3 to the Company’s Report on Form 6-K, filed with the SEC on February 28, 2022, and incorporated herein by reference.
(15)	Filed as Exhibit 11.1 to the Company’s Annual Report on Form 20-F, filed with the SEC on June 30, 2008, and incorporated herein by reference.
(16)	Filed as Exhibit 8.1 to the Company’s Annual Report on Form 20-F, filed with the SEC on April 4, 2022, and incorporated herein by reference.

(b) Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser: If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) For the purpose of determining any liability under the Securities Act, the registrant will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(f) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on August 26, 2022.

SUPERCOM LTD.

By: /s/ Ordan Trabelsi
Name: Ordan Trabelsi
Title: Chief Executive Officer

By: /s/ Arie Trabelsi
Name: Arie Trabelsi
Title: Acting Chief Financial Officer (Acting Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints, Ordan Trabelsi or Arie Trabelsi, or either of these, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-1, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorney-in-fact and agent full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned may or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on the dates and in the capacities indicated.

Signature	Title	Date

/s/ Ordan Trabelsi	Chief Executive Officer and	August 26, 2022
Ordan Trabelsi	Director

/s/ Arie Trabelsi	Acting Chief Financial Officer and	August 26, 2022
Arie Trabelsi	Director

/s/ Oren Raoul De Lange	Director	August 26, 2022
Oren Raoul De Lange

/s/ Shoshana Cohen Shapira	Director	August 26, 2022
Shoshana Cohen Shapira

Signature of Authorized Representative In the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this Registration Statement on Form F-1 on this 26th day of August, 2022.

SUPERCOM INC.
Authorized U.S. Representative

By: /s/ Ordan Trabelsi
Ordan Trabelsi